Exhibit 99.1

CVR Energy Reports Third Quarter 2020 Results

SUGAR LAND, Texas (Nov. 2, 2020) – CVR Energy, Inc. (“CVR Energy”) (NYSE: CVI) today announced a net loss of $96 million, or 96 cents per diluted share, on net sales of $1.0 billion for the third quarter of 2020, compared to net income of $119 million, or $1.18 per diluted share, on net sales of $1.6 billion for the third quarter of 2019. Third quarter 2020 EBITDA was a loss of $39 million, compared to third quarter 2019 EBITDA of $235 million.

“Despite a difficult market environment during the third quarter 2020 marked by narrow crack spreads, tight crude oil differentials and high Renewable Identification Number pricing, we were able to execute on our plan of reducing operating and SG&A expenses, which allowed us to add cash to our balance sheet,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “In addition, CVR Energy’s Board of Directors has approved the completion of detailed engineering and the purchase of long lead-time equipment for the Wynnewood refinery’s renewable diesel unit project. We’ve also submitted applications for all environmental permits to the state of Oklahoma for final approval.

“CVR Partners achieved strong production and product sales during the 2020 third quarter, which helped offset lower product pricing,” Lamp said. “Farm economics have significantly improved since the summer, with corn and soybean prices up 30 percent since July. Looking ahead, we anticipate strong customer demand for fertilizer applications for the fall 2020 and spring 2021 seasons.”

Petroleum

The Petroleum Segment reported a third quarter 2020 operating loss of $39 million on net sales of $927 million, compared to operating income of $173 million on net sales of $1.5 billion in the third quarter of 2019.

Refining margin per total throughput barrel was $5.47 in the third quarter of 2020, compared to $16.34 during the same period in 2019. Narrow crack spreads and a decrease in throughput volumes contributed to the reduction in refining margins during the third quarter of 2020. Partially offsetting these impacts, crude oil prices rose during the quarter, which led to a favorable inventory valuation impact of $16 million, or 86 cents per total throughout barrel, compared to an unfavorable inventory valuation impact of $1 million, or 3 cents per total throughput barrel during the third quarter of 2019. The Petroleum Segment also recognized a third quarter 2020 derivative gain of $5 million, or 27 cents per total throughput barrel, compared to a gain of $18 million, or 90 cents per total throughput barrel, for the third quarter of 2019. Included in this derivative gain for the third quarter of 2020 was a $1 million unrealized gain, compared to an unrealized gain of $14 million for the third quarter of 2019.

Third quarter 2020 combined total throughput was approximately 201,000 barrels per day (bpd), compared to approximately 222,000 bpd of combined total throughput for the third quarter of 2019. This decrease was due to running a lighter crude slate in addition to weather-related issues.

Fertilizer

The Nitrogen Fertilizer Segment reported an operating loss of $3 million on net sales of $79 million for the third quarter of 2020, compared to an operating loss of $8 million on net sales of $89 million for the third quarter of 2019.

Third quarter 2020 average realized gate prices for urea ammonia nitrate (UAN) decreased over the prior year, down 23 percent to $140 per ton, and ammonia was down 28 percent over the prior year to $242 per ton. Average realized gate prices for UAN and ammonia were $182 per ton and $337 per ton, respectively, for the third quarter of 2019.

CVR Partners’ fertilizer facilities produced a combined 215,000 tons of ammonia during the third quarter of 2020, of which 71,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 330,000 tons of UAN. During the third quarter 2019, the fertilizer facilities produced 196,000 tons of ammonia, of which 56,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 318,000 tons of UAN.

Corporate

The Company reported an income tax benefit of $31 million, or 22.2 percent of loss before income taxes, for the three months ended Sep 30, 2020, compared to income tax expense of $34 million, or 25.0 percent of income before income taxes for the three months ended Sep 30, 2019. The change in income tax (benefit) expense was due primarily to changes in pretax loss during the three months ended Sep 30, 2020. Additionally, the Company recognized investment loss from marketable securities of $65 million during the three months ended Sep 30, 2020.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $672 million at Sep 30, 2020, an increase of $20 million from Dec 31, 2019. Consolidated total debt and finance lease obligations was $1.7 billion at Sep 30, 2020, including $635 million held by the Nitrogen Fertilizer Segment.

On Sep 29, 2020, CVR Partners amended its ABL Credit Agreement to, among other things, extend its termination date to Sep 30, 2022, optimize the borrowing capacity and fee structure, and revise certain provisions to provide an improved credit facility for the Nitrogen Fertilizer Segment. The proceeds may be used to fund working capital, capital expenditures and for other general corporate purposes.

CVR Energy will not pay a cash dividend and CVR Partners will not pay a cash distribution for the 2020 third quarter.

Third Quarter 2020 Earnings Conference Call

CVR Energy previously announced that it will host its third quarter 2020 Earnings Conference Call on Tuesday, Nov. 3, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2020 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/okiw9yxf. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13712216.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: reduction of operating and SG&A expenses; cash on our balance sheet; Wynnewood’s renewable diesel unit project including our ability to successfully complete and costs, timing and permitting relating thereto; farm economics; customer demand for fertilizer applications; impacts of COVID-19 including the duration thereof; gasoline demand, including recovery thereof in the Midcontinent; cash flow; safe and reliable operations; costs including management thereof; capital spending; derivatives activities and gains or losses associated therewith; income taxes including benefit or expense relating thereto, pretax income or loss and tax rates; value of securities, including marketability, income from and performance thereof; expectations for market conditions in the fertilizer industry; dividends and distributions including the timing, payment and amount (if any) thereof; impacts of global crude oil pricing; repurchases (if any) of CVR Partners common units including the amount and timing thereof; refinery throughput; crude oil prices including impacts to inventory valuation; direct operating expenses, capital expenditures, depreciation and amortization; turnaround expenditures and the impact of turnarounds; ammonia utilization rates; inventories and adjustments thereto; basis used for determining inventory value; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of

COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; CVR Partners’ compliance with the NYSE’s listing requirements; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 35 percent of the common units of CVR Partners.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures presented for the period ended September 30, 2020:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Petroleum EBITDA and Refining Margin, adjusted for Inventory Valuation Impacts - Petroleum EBITDA and Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if applicable. We record our commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts, per Throughput Barrel - Refining Margin divided by the total throughput barrels during period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted (Loss) Earnings per Share - (Loss) Earnings per share adjusted for inventory valuation impacts and other significant non-cash items on an after-tax basis.

Net Debt and Finance Lease Obligations - Net debt and finance lease obligations is total debt and finance lease obligations reduced for cash and cash equivalents.

Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer - Total debt and net debt and finance lease obligations is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment’s debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Items or Events Impacting Comparability

Our results over the past two years have been affects by the following events, the understanding of which will aid in assessing the comparability of our period to period financial performance and financial condition.

Petroleum Segment

Coffeyville Refinery - Beginning in March 2020, the Coffeyville Refinery had a planned, full facility turnaround lasting 57 days, which was completed in April 2020. During the three and nine months ended September 30, 2020, we capitalized costs of $1 million and $154 million, respectively, related to this planned turnaround.

Nitrogen Fertilizer Segment

Goodwill Impairment

As of June 30, 2020, a full, non-cash impairment charge of $41 million was recorded. Refer to Note 6 (“Goodwill”) to Part I, Item 1 of the second quarter 2020 Form 10-Q for further discussion.

CVR Energy, Inc.
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share data)	2020	2019	2020	2019
Consolidated Statement of Operations Data
Net sales	$1,005	$1,622	$2,811	$4,794
Operating costs and expenses:
Cost of materials and other	846	1,221	2,348	3,589
Direct operating expenses (exclusive of depreciation and amortization)	116	139	353	397
Depreciation and amortization	67	69	200	210
Cost of sales	1,029	1,429	2,901	4,196
Selling, general and administrative expenses (exclusive of depreciation and amortization)	20	29	65	85
Depreciation and amortization	2	2	8	7
Loss (gain) on asset disposals	—	3	2	(5)
Goodwill impairment	—	—	41	—
Operating (loss) income	(46)	159	(206)	511
Other (expense) income:
Interest expense, net	(31)	(26)	(98)	(77)
Investment loss from marketable securities	(65)	—	(13)	—
Other income, net	3	5	3	10
(Loss) income before income tax expense	(139)	138	(314)	444
Income tax (benefit) expense	(31)	34	(73)	110
Net (loss) income	(108)	104	(241)	334
Less: Net loss attributable to noncontrolling interest	(12)	(15)	(53)	(2)
Net (loss) income attributable to CVR Energy stockholders	$(96)	$119	$(188)	$336

Basic and diluted (loss) earnings per share	$(0.96)	$1.18	$(1.87)	$3.34
Dividends declared per share	$—	$0.75	$1.20	$2.25

EBITDA*	$(39)	$235	$(8)	$738

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$672	$652
Working capital	797	678
Total assets	3,876	3,905
Total debt and finance lease obligations, including current portion	1,690	1,195
Total liabilities	2,574	2,237
Total CVR stockholders’ equity	1,084	1,393

Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net cash flow provided by (used in):
Operating activities	$111	$269	$62	$653
Investing activities	(35)	(30)	(396)	(73)
Financing activities	(3)	(87)	361	(556)
Net increase in cash and cash equivalents	$73	$152	$27	$24

Free cash flow*	$76	$239	$(197)	$544

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended September 30, 2020
Net sales	$927	$79	$1,005
Operating loss	(39)	(3)	(46)
Net loss	(33)	(19)	(108)
EBITDA*	15	15	(39)

Capital expenditures (1)
Maintenance capital expenditures	$12	$3	$16
Growth capital expenditures	5	2	7
Total capital expenditures	$17	$5	$23

Nine Months Ended September 30, 2020
Net sales	$2,556	$260	$2,811
Operating loss	(161)	(34)	(206)
Net loss	(156)	(81)	(241)
EBITDA*	(8)	23	(8)

Capital expenditures (1)
Maintenance capital expenditures	$66	$9	$78
Growth capital expenditures	14	4	18
Total capital expenditures	$80	$13	$96

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended September 30, 2019
Net sales	$1,535	$89	$1,622
Operating income (loss)	173	(8)	159
Net income (loss)	170	(23)	104
EBITDA*	228	11	235

Capital expenditures (1)
Maintenance capital expenditures	$25	$6	$31
Growth capital expenditures	2	1	3
Total capital expenditures	$27	$7	$34

Nine months ended September 30, 2019
Net sales	$4,484	$318	$4,794
Operating income	492	36	511
Net income (loss)	478	(10)	334
EBITDA*	653	97	738

Capital expenditures (1)
Maintenance capital expenditures	$58	$11	$73
Growth capital expenditures	7	1	8
Total capital expenditures	$65	$12	$81

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures and capitalized software costs.

Selected Balance Sheet Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
September 30, 2020
Cash and cash equivalents (1)	$397	$48	$672
Total assets	2,919	1,047	3,876
Total debt and finance lease obligations, including current portion (2)	61	635	1,690

December 31, 2019
Cash and cash equivalents (1)	$583	$37	$652
Total assets	3,187	1,138	3,905
Total debt and finance lease obligations, including current portion (2)	563	632	1,195

(1)Corporate cash and cash equivalents consisted of $227 million and $32 million at September 30, 2020 and December 31, 2019, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $994 million at September 30, 2020, with no debt held at December 31, 2019.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Refining margin *	$5.47	$16.34	$5.77	$16.18
Refining margin adjusted for inventory valuation impacts *	4.61	16.37	7.34	15.65
Direct operating expenses *	4.17	4.46	5.09	4.53

*See “Non-GAAP Reconciliations” section below.

Throughput Data by Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2020	2019	2020	2019
Coffeyville
Regional crude	35,769	41,150	36,277	44,238
WTI	58,743	80,717	42,794	74,325
Midland WTI	—	1,436	—	4,959
Condensate	13,885	2,378	8,502	3,588
Heavy Canadian	22	4,555	1,362	5,199
Other crude oil	9,702	—	3,258	—
Other feedstocks and blendstocks	8,203	8,455	7,001	8,608
Wynnewood
Regional crude	57,919	61,345	53,057	52,750
WTI	—	13	—	4
WTL	8,657	—	6,994	—
Midland WTI	—	11,313	1,573	12,406
Condensate	5,330	7,435	7,175	7,408
Other feedstocks and blendstocks	2,936	3,203	3,468	3,579
Total throughput	201,168	222,000	171,460	217,064

Production Data by Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2020	2019	2020	2019
Coffeyville
Gasoline	68,572	69,122	53,241	71,144
Distillate	49,407	58,457	38,976	59,008
Other liquid products	5,246	7,157	4,328	6,808
Solids	3,382	4,580	2,836	4,886
Wynnewood
Gasoline	37,118	42,464	37,334	38,673
Distillate	32,514	36,555	29,864	32,003
Other liquid products	2,712	1,756	2,532	3,064
Solids	23	33	25	31
Total production	198,975	220,124	169,135	215,617

Light product yield (as % of crude throughput) (1)	98.7%	98.2%	99.0%	98.0%
Liquid volume yield (as % of total throughput) (2)	97.2%	97.1%	97.0%	97.1%
Distillate yield (as % of crude throughput) (3)	43.1%	45.2%	42.8%	44.4%

(1)Total Gasoline and Distillate divided by total Regional crude, WTI, WTL, Midland WTI, Condensate, and Heavy Canadian throughput.
(2)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(3)Total Distillate divided by total Regional crude, WTI, WTL, Midland WTI, Condensate, and Heavy Canadian throughput.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$40.92	$56.44	$38.21	$57.10
Crude Oil Differentials to WTI:
Brent	2.42	5.59	4.32	7.65
WCS (heavy sour)	(9.82)	(12.59)	(12.31)	(11.93)
Condensate	(0.52)	(0.55)	(1.47)	(0.99)
Midland Cushing	0.13	(0.26)	0.16	(1.23)
NYMEX Crack Spreads:
Gasoline	10.89	16.37	10.93	16.55
Heating Oil	9.55	23.14	13.81	24.30
NYMEX 2-1-1 Crack Spread	10.22	19.76	12.37	20.42
PADD II Group 3 Basis:
Gasoline	(2.74)	(1.07)	(3.74)	(1.89)
Ultra Low Sulfur Diesel	(1.01)	(1.84)	(1.50)	(1.45)
PADD II Group 3 Product Crack Spread:
Gasoline	8.15	15.30	7.19	14.66
Ultra Low Sulfur Diesel	8.54	21.30	12.31	22.85
PADD II Group 3 2-1-1	8.34	18.30	9.75	18.76

Q4 2020 Petroleum Segment Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2020. See “Forward-Looking Statements” above.

	Q4 2020
	Low	High
Total throughput (bpd)	200,000	220,000
Direct operating expenses (1) (in millions)	$75	$85
Total capital expenditures (2) (in millions)	$6	$12

(1)Direct operating expenses are shown exclusive of depreciation and amortization.
(2)Capital expenditures are disclosed on an accrual basis.

Nitrogen Fertilizer Segment:

Key Operating Data:

Ammonia Utilization (3)	Two Years Ended September 30
(capacity utilization)	2020	2019
Consolidated	94%	93%
Coffeyville Facility	95%	95%
East Dubuque Facility	94%	91%

(3)Reflects ammonia utilization rates on a consolidated basis and at each of the Nitrogen Fertilizer facilities. Utilization is an important measure used by management to assess operational output at each of the facilities. Utilization is calculated as actual tons produced divided by capacity. The Nitrogen Fertilizer Segment presents utilization on a two-year rolling average to take into account the impact of current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With the Nitrogen Fertilizer Segments’ efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well the facilities operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Consolidated sales (thousand tons):
Ammonia	54	33	218	179
UAN	365	340	986	968

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$242	$337	$293	$416
UAN	140	182	156	206

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	215	196	631	586
Ammonia (net available for sale) (2)	71	56	228	168
UAN	330	318	968	969

Feedstock:
Petroleum coke used in production (thousand tons)	129	137	393	404
Petroleum coke (dollars per ton)	$35.11	$37.75	$36.77	$36.68
Natural gas used in production (thousands of MMBtu) (3)	2,136	1,700	6,408	5,210
Natural gas used in production (dollars per MMBtu) (3)	$2.10	$2.40	$2.15	$2.88
Natural gas in cost of materials and other (thousands of MMBtus) (3)	2,026	1,294	6,660	5,487
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.01	$2.46	$2.25	$3.22

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Ammonia — Southern Plains (dollars per ton)	$216	$298	$249	$369
Ammonia — Corn belt (dollars per ton)	299	363	336	452
UAN — Corn belt (dollars per ton)	159	196	170	217

Natural gas NYMEX (dollars per MMBtu)	$2.12	$2.38	$1.92	$2.59

Q4 2020 Nitrogen Fertilizer Segment Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2020. See “Forward-Looking Statements” above.

	Q4 2020
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$37	$42

Total capital expenditures (3) (in millions)	$5	$8

(1)Ammonia utilization rates exclude the impact of Turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(3)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net (Loss) Income to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net (loss) income	$(108)	$104	$(241)	$334
Add:
Interest expense, net	31	26	98	77
Income tax (benefit) expense	(31)	34	(73)	110
Depreciation and amortization	69	71	208	217
EBITDA	$(39)	$235	$(8)	$738

Reconciliation of Net Cash (Used In) Provided By Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$111	$269	$62	$653
Less:
Capital expenditures	(24)	(30)	(101)	(85)
Capitalized turnaround expenditures	(11)	—	(158)	(24)
Free cash flow	$76	$239	$(197)	$544

Reconciliation of Petroleum Segment Net (Loss) Income to EBITDA and EBITDA Adjusted for Inventory Valuation Impacts

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Petroleum net (loss) income	$(33)	$170	$(156)	$478
Add:
Interest (income) expense, net	(3)	7	(2)	23
Depreciation and amortization	51	51	150	152
Petroleum EBITDA	15	228	(8)	653
Inventory valuation impacts, (favorable) unfavorable (1) (2)	(16)	1	74	(31)
Petroleum EBITDA adjusted for inventory valuation impacts	$(1)	$229	$66	$622

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(2)Includes an inventory valuation charge of $58 million recorded in the first quarter of 2020, as inventories were reflected at the lower of cost or net realizable value. No adjustment was necessary as of September 30, 2020, June 30, 2020, or December 31, 2019.

Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Refining Margin Adjusted for Inventory Valuation Impacts

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net sales	$927	$1,535	$2,556	$4,484
Cost of materials and other	826	1,201	2,285	3,525
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	77	91	239	269
Depreciation and amortization	51	51	150	152
Gross (loss) profit	(27)	192	(118)	538
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	77	91	239	269
Depreciation and amortization	51	51	150	152
Refining margin	101	334	271	959
Inventory valuation impacts, (favorable) unfavorable (3) (4)	(16)	1	74	(31)
Refining margin adjusted for inventory valuation impacts	$85	$335	$345	$928

(3)The Petroleum Segment’s basis for determining inventory value under GAAP is FIFO. Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(4)Includes an inventory valuation charge of $58 million recorded in the first quarter of 2020, as inventories were reflected at the lower of cost or net realizable value. No adjustment was necessary as of September 30, 2020, June 30, 2020, or December 31, 2019.

Reconciliation of Petroleum Segment Total Throughput Barrels

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total throughput barrels per day	201,168	222,000	171,460	217,064
Days in the period	92	92	274	273
Total throughput barrels	18,507,431	20,423,972	46,980,133	59,258,366

Reconciliation of Petroleum Segment Refining Margin per Total Throughput Barrels

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except for per throughput barrel data)	2020	2019	2020	2019
Refining margin	$101	$334	$271	$959
Divided by: total throughput barrels	19	20	47	59
Refining margin per total throughput barrel	$5.47	$16.34	$5.77	$16.18

Reconciliation of Petroleum Segment Refining Margin Adjusted for Inventory Valuation Impact per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except for throughput barrel data)	2020	2019	2020	2019
Refining margin adjusted for inventory valuation impacts	$85	$335	$345	$928
Divided by: total throughput barrels	19	20	47	59
Refining margin adjusted for inventory valuation impacts per total throughput barrel	$4.61	$16.37	$7.34	$15.65

Reconciliation of Petroleum Segment Direct Operating Expenses per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except for throughput barrel data)	2020	2019	2020	2019
Direct operating expenses (exclusive of depreciation and amortization)	$77	$91	$239	$269
Divided by: total throughput barrels	19	20	47	59
Direct operating expenses per total throughput barrel	$4.17	$4.46	$5.09	$4.53

Reconciliation of Nitrogen Fertilizer Segment Net Loss to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Nitrogen fertilizer net loss	$(19)	$(23)	$(81)	$(10)
Add:
Interest expense, net	16	16	47	47
Depreciation and amortization	18	18	57	60
Nitrogen Fertilizer EBITDA	$15	$11	$23	$97

Reconciliation of Basic and Diluted (Loss) Earnings per Share to Adjusted (Loss) Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Basic and diluted (loss) earnings per share	$(0.96)	$1.18	$(1.87)	$3.34
Adjustments:
Inventory valuation impacts (1)	(0.11)	0.01	0.54	(0.23)
Unrealized gain on marketable securities (1)	0.50	—	0.15	—
Goodwill impairment (1) (2)	—	—	0.07	—
Adjusted (loss) earnings per share	$(0.57)	$1.19	$(1.11)	$3.11

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.
(2)Amount is shown exclusive of noncontrolling interests.

Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer

Twelve Months Ended September 30, 2020
Total debt and finance lease obligations (1)	$1,690
Less:
Nitrogen Fertilizer debt and finance lease obligations (1)	$635
Total debt and finance lease obligations exclusive of Nitrogen Fertilizer	1,055

EBITDA exclusive of Nitrogen Fertilizer	$98

Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer	10.77

Consolidated cash and cash equivalents	$672
Less:
Nitrogen Fertilizer cash and cash equivalents	48
Cash and cash equivalents exclusive of Nitrogen Fertilizer	624

Net debt and finance lease obligations exclusive of Nitrogen Fertilizer (2)	$431

Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer (2)	4.40

(1)Amounts are shown inclusive of the current portion of long-term debt and finance lease obligations.
(2)Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents.

	Three Months Ended				Twelve Months Ended September 30, 2020
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Consolidated
Net income (loss)	$28	$(101)	$(32)	$(108)	$(213)
Add:
Interest expense, net	24	35	31	31	121
Income tax expense (benefit)	19	(36)	(5)	(31)	(53)
Depreciation and amortization	71	64	74	69	278
EBITDA	$142	$(38)	$68	$(39)	$133

Nitrogen Fertilizer
Net (loss) income	$(25)	$(21)	$(42)	$(19)	(107)
Add:
Interest expense, net	16	16	16	16	64
Depreciation and amortization	20	16	24	18	78
EBITDA	$11	$11	$(2)	$15	$35

EBITDA exclusive of Nitrogen Fertilizer	$131	$(49)	$70	$(54)	$98